Exhibit 99.1

NEWS RELEASE

For immediate release

Contact: Charles D. Troiano at (212) 978-4710

Odyssey Re Holdings Corp. Reports 2004 First Quarter Results;
Operating Earnings Up 67%

New York, NY – April 29, 2004 – Odyssey Re Holdings Corp. (NYSE: ORH) today reported its first quarter results.

Net income after taxes amounted to $59.0 million, or $0.90 per common share for the quarter ended March 31, 2004, compared to $46.6 million, or $0.72 per common share for the quarter ended March 31, 2003. All references to per share amounts in this earnings release are on a diluted basis. Included in the first quarter 2004 and 2003 net income were net after tax realized capital gains of $22.6 million and $24.9 million, or $0.34 and $0.38 per common share, respectively.

Operating income after taxes, which excludes net realized capital gains, for the first quarter 2004 increased by 67% to $36.3 million, or $0.56 per common share, compared to $21.7 million, or $0.34 per common share for the first quarter 2003. The net combined ratio for the first quarter 2004 was 95.0%, compared to 98.9% for the first quarter 2003.

Stockholders’ equity amounted to $1.44 billion at March 31, 2004, an increase of $308.4 million, or 27.3%, compared to March 31, 2003.

Commenting on the first quarter results, Andrew A. Barnard, President and Chief Executive Officer, stated, “OdysseyRe continues to produce solid results by executing well in both the underwriting and investment arenas. Our annualized return on equity for the first quarter is 17%, exceeding our long term target of 15%.”

Gross premiums written for the three months ended March 31, 2004 were $629.5 million, an increase of 11.6% compared to $563.8 million for the three months ended March 31, 2003. Gross premiums written increased in the first quarter 2004 compared to the first quarter 2003 by 51.8% in EuroAsia, 15.9% in the London Market and 25.7% in the U.S. Insurance segment, while remaining relatively flat in the Americas. Net premiums written for the first quarter 2004 were $553.2 million, an increase of 12.9% over the prior year’s first quarter net premiums written of $489.9 million.

Total net investment results, which include net investment income and net realized capital gains, amounted to $70.3 million in the first quarter 2004, compared to $70.7 million in the first quarter 2003. Net investment income, excluding net realized capital gains, amounted to $35.5 million for the first quarter 2004, compared to $32.4 million for the first quarter of 2003. Net realized capital gains were $34.8 million for the first quarter of 2004, compared to $38.3 million for the first quarter of 2003.

For the three months ended March 31, 2004, net cash flow from operations was $134.4 million, compared to net cash flow from operations of $111.3 million for the three months ended March 31, 2003.

At March 31, 2004 investments and cash totaled $4.4 billion, an increase of $136.9 million over December 31, 2003; total assets amounted to $6.6 billion at March 31, 2004. Net book value per common share at March 31, 2004 was $22.12.

OdysseyRe paid a cash dividend of $0.03125 per share on March 31, 2004. The total dividend payment amounted to approximately $2.0 million.

Odyssey Re Holdings Corp., 140 Broadway, New York, NY 10005 – Phone: (212) 978-4700 – Fax: (212) 344-4229

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Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty, program and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries Odyssey America Reinsurance Corporation, Hudson Insurance Company, Clearwater Insurance Company, Hudson Specialty Insurance Company and Newline Underwriting Management Limited. With $1.44 billion in stockholders’ equity at March 31, 2004, the Company underwrites through four divisions: Americas, EuroAsia, London Market and U.S. Insurance, with major underwriting centers in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH. OdysseyRe is rated “A” (Excellent) by A.M. Best Company and
“A-” (Strong) by Standard & Poor’s.

# # #

Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; changes in interest rates; changes in premium volumes; increased competition; regulatory and legislative changes; changes in loss payment patterns; changes in estimated overall adequacy of loss and LAE reserves; changes in key management personnel; changes in general market or economic conditions; and other factors which are described in the Company’s filings with the Securities and Exchange Commission.

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Visit OdysseyRe’s web site – www.odysseyre.com – for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”

# # #

Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2004 (UNAUDITED) AND DECEMBER 31, 2003
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	March 31,	December 31,
	2004	2003

ASSETS
Investments and cash:
Fixed income securities, at fair value (amortized cost $2,403,475 and $1,605,378, respectively)	$2,398,179	$1,597,688
Equity securities:
Common stocks, at fair value (cost $397,401 and $376,215, respectively)	449,087	447,700
Common stocks, at equity	137,832	117,489
Short-term investments, at cost which approximates fair value	226,336	218,208
Other invested assets	326,024	267,504
Cash and cash equivalents	836,698	1,588,659

Total investments and cash	4,374,156	4,237,248
Investment income due and accrued	25,056	21,668
Reinsurance balances receivable	478,058	499,680
Reinsurance recoverables on loss payments	109,560	83,448
Reinsurance recoverables on unpaid losses	1,070,448	1,058,623
Prepaid reinsurance premiums	111,447	110,881
Funds held by ceding insurers	120,334	124,464
Deferred acquisition costs	172,743	168,289
Federal and foreign income taxes	78,439	71,183
Other assets	84,605	84,572

Total assets	$6,624,846	$6,460,056

LIABILITIES
Unpaid losses and loss adjustment expenses	$3,535,411	$3,400,277
Unearned premiums	831,086	819,840
Debt obligations	376,704	376,892
Reinsurance balances payable	132,015	121,457
Funds held under reinsurance contracts	193,495	199,763
Other liabilities	118,979	151,592

Total liabilities	5,187,690	5,069,821

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 200,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 65,142,857 shares issued	651	651
Additional paid-in capital	794,067	793,586
Treasury stock, at cost (161,769 and 146,691 shares, respectively)	(3,876)	(2,549)
Unearned compensation	(7,362)	(3,439)
Accumulated other comprehensive income, net of deferred income taxes	107,199	112,430
Retained earnings	546,477	489,556

Total stockholders’ equity	1,437,156	1,390,235

Total liabilities and stockholders’ equity	$6,624,846	$6,460,056

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2004	2003

REVENUES
Gross premiums written	$629,483	$563,841
Ceded premiums written	76,244	73,912

Net premiums written	553,239	489,929
Increase in unearned premiums	(6,978)	(42,606)

Net premiums earned	546,261	447,323
Net investment income	35,462	32,400
Net realized investment gains	34,839	38,264

Total revenues	616,562	517,987

EXPENSES
Losses and loss adjustment expenses	363,557	305,725
Acquisition costs	125,481	116,098
Other underwriting expenses	29,909	20,759
Other expense, net	2,360	2,967
Interest expense	6,394	2,046

Total expenses	527,701	447,595

Income before income taxes	88,861	70,392

Federal and foreign income tax provision (benefit):
Current	25,110	33,720
Deferred	4,796	(9,907)

Total federal and foreign income tax provision	29,906	23,813

NET INCOME	$58,955	$46,579

BASIC
Weighted average shares outstanding	64,418,098	64,690,904

Basic earnings per share	$0.92	$0.72

DILUTED
Weighted average shares outstanding	65,283,895	65,060,494

Diluted earnings per share	$0.90	$0.72

DIVIDENDS
Dividends declared per share	$0.03125	$0.025

COMPREHENSIVE INCOME
Net income	$58,955	$46,579
Other comprehensive (loss) income, net of tax	(5,231)	27,483

Comprehensive income	$53,724	$74,062

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2004	2003

COMMON STOCK
Balance, beginning and end of period	$651	$651

ADDITIONAL PAID-IN CAPITAL
Balance, beginning of period	793,586	793,334
Net increase during the period	481	—

Balance, end of period	794,067	793,334

TREASURY STOCK
Balance, beginning of period	(2,549)	(2,305)
Purchases during the period	(5,198)	—
Reissuance during the period	3,871	—

Balance, end of period	(3,876)	(2,305)

UNEARNED COMPENSATION
Balance, beginning of period	(3,439)	(4,572)
Issuance of restricted stock during the period	(4,239)	—
Amortization during the period	316	283

Balance, end of period	(7,362)	(4,289)

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), NET OF DEFERRED INCOME TAXES
Balance, beginning of period	112,430	21,736
Net (decease) increase during the period	(5,231)	27,483

Balance, end of period	107,199	49,219

RETAINED EARNINGS
Balance, beginning of period	489,556	247,239
Net income	58,955	46,579
Dividends to stockholders	(2,034)	(1,625)

Balance, end of period	546,477	292,193

TOTAL STOCKHOLDERS’ EQUITY	$1,437,156	$1,128,803

COMMON SHARES OUTSTANDING
Balance, beginning of period	64,996,166	65,003,963
Net treasury shares acquired during the period	(15,078)	—

Balance, end of period	64,981,088	65,003,963

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)
(IN THOUSANDS)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2004	2003

OPERATING ACTIVITIES
Net income	$58,955	$46,579
Adjustments to reconcile net income to net cash provided by operating activities:
Reinsurance balances and funds held, net	3,930	(147,792)
Unearned premiums	10,679	41,841
Unpaid losses and loss adjustment expenses	123,309	206,403
Federal and foreign income taxes	(5,264)	9,853
Other assets and liabilities, net	(15,951)	(313)
Deferred acquisition costs	(2,905)	(5,459)
Net realized investment gains	(34,839)	(38,264)
Bond discount amortization, net	(3,468)	(1,520)

Net cash provided by operating activities	134,446	111,328

INVESTING ACTIVITIES
Maturities of fixed income securities	2,837	1,907
Sales of fixed income securities	691,322	1,269,958
Purchases of fixed income securities	(1,495,941)	(1,302,334)
Sales of equity securities	47,747	1,334
Purchases of equity securities	(74,861)	(38,155)
Purchases of other invested assets	(43,133)	(638)
(Increase) decrease in short-term investments	(8,127)	78,716

Net cash (used in) provided by investing activities	(880,156)	10,788

FINANCING ACTIVITIES
Dividends	(2,034)	(1,625)
Purchase of treasury stock	(5,198)	—

Net cash used in financing activities	(7,232)	(1,625)

Effect of exchange rate changes on cash	981	—

(Decrease) increase in cash and cash equivalents	(751,961)	120,491
Cash and cash equivalents, beginning of period	1,588,659	484,744

Cash and cash equivalents, end of period	$836,698	$605,235

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS
FOR THE THREE MONTHS ENDED
MARCH 31, 2004 AND 2003
(UNAUDITED)
(IN THOUSANDS)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,	%
	2004	2003	Change

GROSS PREMIUMS WRITTEN
Americas	$329,000	$341,388	(3.6)%
EuroAsia	125,813	82,895	51.8
London Market	84,705	73,070	15.9
U.S. Insurance	101,294	80,599	25.7

Total*	$640,812	$577,952	10.9%

NET PREMIUMS WRITTEN
Americas	$314,197	$318,619	(1.4)%
EuroAsia	121,749	80,077	52.0
London Market	69,517	58,508	18.8
U.S. Insurance	47,776	32,725	46.0

Total	$553,239	$489,929	12.9%

NET PREMIUMS EARNED
Americas	$297,224	$291,279	2.0%
EuroAsia	115,625	77,583	49.0
London Market	96,663	63,967	51.1
U.S. Insurance	36,749	14,494	153.5

Total	$546,261	$447,323	22.1%

	Three Months	Three Months
	Ended	Ended	Percentage
	March 31,	March 31,	Point
	2004	2003	Change

LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	64.8%	69.7%	(4.9)
EuroAsia	65.8	66.5	(0.7)
London Market	69.9	62.6	7.3
U.S. Insurance	74.0	77.0	(3.0)
Total	66.5%	68.3%	(1.8)
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	32.9%	33.4%	(0.5)
EuroAsia	24.8	23.1	1.7
London Market	25.6	30.0	(4.4)
U.S. Insurance	11.7	15.9	(4.2)
Total	28.5%	30.6%	(2.1)
COMBINED RATIO
Americas	97.7%	103.1%	(5.4)
EuroAsia	90.6	89.6	1.0
London Market	95.5	92.6	2.9
U.S. Insurance	85.7	92.9	(7.2)
Total	95.0%	98.9%	(3.9)

*	A portion of the gross premiums written by the U.S. Insurance division has been ceded to, and is also included in, the Americas division’s gross premiums written. Accordingly, the total gross premiums written as shown in the table above does not agree to the gross premiums written of $629,483 and $563,841 for the three months ended March 31, 2004 and 2003, respectively, reflected in the consolidated statements of operations.